EXHIBIT C TO STOCK AND NOTE PURCHASE AGREEMENT
	REGISTRATION RIGHTS AGREEMENT


	REGISTRATION RIGHTS AGREEMENT dated as of February 14, 1995 (this "Agreement"), among Corimon, S.A.C.A., a Venezuelan corporation ("Parent"), Corimon Corporation, a Delaware corporation ("Holdings"), and Fidelity Capital & Income Fund, a portfolio of a Massachusetts business trust ("Investor1").


	RECITALS

	WHEREAS, Parent, Holdings and Investor1 entered into the Stock and Note Purchase Agreement, dated as of the date hereof, pursuant to which Investor1 will own $9,939,175 aggregate principal amount of Put Notes of Holdings (the "Put Notes");

	WHEREAS, pursuant to the terms and conditions of the Put Notes, such notes may be purchased, put or called for common shares, nominal value Bs. 10 each, of Parent (the "Parent Common Shares");

	WHEREAS, pursuant to a Put Agreement, to be dated as of February 15, 1995, Parent may deliver certain Parent Common Shares to the parties thereto and such Parent Common Shares shall be entitled to the rights contained herein;

	NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

	1.	Securities Subject to this Agreement

	(a) Definitions. The terms "Registrable Securities" and "Restricted Securities" shall each refer to the Parent Common Shares.

	The term "Target Effective Date" means the date 45 days after the earlier of (i) the Target Filing Date or (ii) the date on which the Shelf Registration Statement is filed with the Commission.

	The term "Target Effective Period" shall have the meaning set forth in
Section 2(a).

	The term "Target Filing Date" means the date 30 days after the delivery of Parent Common Shares to Investor1 under the Stock and Note Purchase Agreement.

	(b) Restricted Securities. For the purposes of this Agreement, Restricted Securities will cease to be Restricted Securities when (i) a registration statement filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering such Restricted Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, or (ii) such Restricted Securities have been sold pursuant to Rule 144 or Rule 144A under the Securities Act.

	(c) Registrable Securities. Registrable Securities will cease to be Registrable Securities when they cease to be Restricted Securities.

	2.	Shelf Registration

	(a) Filing; Effectiveness. As soon as practicable but not later than the Target Filing Date, Parent shall prepare and file with the Commission a "shelf" registration statement (the "Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities. Parent shall use its best efforts to have the Registration Statement declared effective on or before the Target Effective Date and to keep such Registration Statement continuously effective for a period (the "Target Effective Period") of 36 months following the date on which such Registration Statement is declared effective. Investor1 shall be permitted to withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Registration Statement or elect not to have such securities included under such Registration Statement, but to the extent Investor1 so withdraws or elects, it shall be deemed to have waived its rights hereunder to have such Securities registered under such Registration Statement.

	(b) Supplements; Amendments. Parent agrees, if necessary in the sole judgment of Parent, to supplement or amend the Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by Parent for such Registration Statement or by the Securities Act or as requested (which request may result in the filing of a supplement or amendment) by Investor1 to which such Registration Statement relates, and Parent agrees to furnish to the holders of Registrable Securities and their counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

	(c) Liquidated Damages. If the Registration Statement is not filed on or before the Target Filing Date, Parent shall pay liquidated damages to Investor1 in an amount equal to $0.01 per 100 shares of the Registrable Securities per week beginning with the week including the Target Filing Date. If the Registration Statement is filed but has not become effective on or before the Target Effective Date, Parent shall pay liquidated damages to Investor1 in an amount equal to $0.01 per 100 shares of the Registrable Securities per week beginning with the week including the Target Effective Date. The weekly liquidated damages associated with a late filing or a late declaration of effectiveness shall increase by an amount equal to $0.01 per 100 shares of the Registrable Securities 90 days after the Target Filing Date or the Target Effective Date, as the case may be, and shall thereafter increase by an amount equal to $0.01 per 100 shares of the Registrable Securities at the end of each subsequent 90 day period for so long as the Registration Statement is not filed or declared effective, as the case may be. If a stop order is imposed or if for any other reason the effectiveness of the Registration Statement is suspended (including without limitation 5(o)) during the Target Effective Period, then Parent shall pay liquidated damages to Investor1 in an amount equal to $0.01 per 100 shares of the Registrable Securities per week beginning with the week including the day on which such stop order is imposed or effectiveness is otherwise suspended. The weekly liquidated damages associated with a suspension of the effectiveness of the Registration Statement shall increase by an amount equal to $0.01 per 100 shares of the Registrable Securities 90 days after the stop order was imposed or the effectiveness of the Registration Statement was otherwise suspended, and shall thereafter increase by an amount equal to $0.01 per 100 shares of the Registrable Securities at the end of each subsequent 90 day period for so long as the effectiveness remains suspended. Liquidated damages shall be deemed to commence accruing on the first day of the week in which the event triggering such liquidated damages occurs.

	The liquidated damages to be paid to Investor1 pursuant to this
Section 2(c) shall cease to accrue, (i) with respect to the liquidated damages for failure to file on or prior to the Target Filing Date, on the first Friday after the Registration Statement is filed (but if the Registration Statement is filed on a Friday, then that day), (ii) with respect to the liquidated damages for failure to have the Registration Statement declared effective on or prior to the Target Effective Date, on the first Friday after the Registration Statement is declared effective (but if the Registration Statement is declared effective on a Friday, then that day), or (iii) with respect to the liquidated damages for the suspension of effectiveness, on the first Friday after the reinstatement of effectiveness of the Registration Statement (but if the effectiveness of the Registration Statement is reinstated on a Friday, then that day).

	Parent shall pay the liquidated damages due with respect to any Registrable Securities at the end of each week during which such damages accrue. Liquidated damages shall be paid to Investor1 by wire transfer in immediately available funds to the accounts designated by Investor1.

	(d) Effective Registration. A registration will not be deemed to have been effected as a Registration Statement unless the Registration Statement with respect thereto has been declared effective by the Commission and Parent has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference (and liquidated damages shall accrue and be payable under Section 2(c)) until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. If a registration requested pursuant to this Section 2 is deemed not to have been effected then Parent shall continue to be obligated to effect a registration pursuant to this Section 2.

	(e) Selection of Underwriter. If Investor1 so elects, the offering of Registrable Securities pursuant to a Registration Statement of Registrable Securities shall be in the form of an underwritten offering. If Investor1 so elects, Investor1 shall select one or more nationally recognized firms of investment bankers acceptable to Parent to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers acceptable to Parent to be used in connection with the offering.

	3.	Piggy-Back Registration

	If at any time Parent proposes to file a registration statement under the Securities Act with respect to an offering by Parent of Parent Common Shares or Parent ADSs (other than a registration statement on Form F-4 or S-8, or any form substituted therefor, or filed in connection with an exchange offer or an offering of securities solely to Parent's existing stockholders) (the "Piggy-Back Registration"), then Parent shall in each case give written notice of such proposed filing to Investor1 as soon as practicable but in no event less than 30 business days before the anticipated filing date, and such notice shall offer Investor1 the opportunity to register such number of shares of Registrable Securities as Investor1 may request. Parent shall use its reasonable efforts to cause the managing underwriter or underwriters of the proposed offering to permit Investor1, in the event Investor1 has given Parent notice (which may be given by telephone, to be confirmed promptly in writing, or by telex) within 10 business days after receipt of such notice of its desire to include the Registrable Securities held by it in such offering on the same terms and conditions as included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering determine in good faith that the total amount of Registrable Securities that Investor1 intends to include in such offering would adversely effect the success of such offering, then the number of shares of Registrable Securities to be offered for the account of Investor1 shall be reduced or excluded in its entirety, as the case may be, to the extent necessary to reduce the total amount of shares of Registrable Securities to be included in such offering to the amount recommended by such managing underwriters. In the event that the contemplated distribution does not involve an underwritten public offering, such determination that the inclusion of such Registrable Securities shall adversely affect the success of the offering shall be made in good faith by the Board of Directors of Parent in its sole and absolute judgment.

	No registration effected under this Section 3, and no failure to effect a registration under this Section 3 shall relieve Parent of its obligation to effect a registration upon the request of Investor1 pursuant to Section 2. No failure to effect a registration under this Section 3 and to complete the sale of Registrable Securities in connection therewith shall relieve Parent of any other obligation under this Agreement, including without limitation, Parent's obligations under Sections 6 and 7.

	4.	Holdback Agreement

	If reasonably requested by the managing underwriter or underwriters for any public offering of Registrable Securities being made pursuant to a Registration Statement (collectively, the "Registration Statement"), Parent will (i) not publicly sell or distribute any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by Parent or any subsidiary thereof, or the acquisition by Parent or a subsidiary thereof of the capital stock or substantially all of the assets of any other person, or by reason of the existence of previously issued and outstanding convertible securities, options or warrants), during the time reasonably requested by the underwriter, not to exceed 14 business days prior to, and during the 180-day period beginning on, the effective date of any Registration Statement in which Investor1 is participating or the commencement of a public distribution of the Registrable Securities pursuant to such Registration Statement; provided, however, that in no event shall this clause prevent Parent from selling or distributing any securities registered under the Securities Act on Form F-4 or Form S-8 or any successor form, and (ii) use reasonable efforts to cause each other holder of privately placed securities similar to those being registered to agree not to effect any public sale or distribution of any such securities during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of any such registration, if permitted).

	5.	Registration Procedures

	In connection with any sale of Registrable Securities pursuant to a Registration Statement, the Company will as promptly as practicable:

		(a) prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to have such Registration Statement declared effective and remain effective in accordance with the provisions of this Agreement; provided, however, that, prior to filing a Registration Statement or prospectus relating to Registrable Securities or any amendments or supplements thereto, Parent shall furnish to Investor1, Investor1's counsel and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of Investor1's counsel and the underwriters, if any, and Parent will not, unless required by law, file any Registration Statement or amendment thereto or any prospectus or any supplement thereto relating to Registrable Securities to which Investor1 or the underwriters with respect to such Registrable Securities, if any, shall object; provided, however, that any such objection to the filing of any Registration Statement or amendment thereto or any prospectus or supplement thereto shall be made by written notice (the "Objection
Notice") delivered to Parent no later than ten business days after the party or parties asserting such objection (the "Objecting Party") receives copies of the documents that the Company proposes to file. The
Objection Notice shall set forth the objections and the specific areas in the documents where such objections arise. Parent shall have five business days after receipt of the Objection Notice to correct such deficiencies to the reasonable satisfaction of the Objecting Party;
provided, however, that nothing contained herein shall prevent the Company from filing documents within the time periods specified under the Securities Act or the terms of this Agreement;

		(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the prospectus contained in the Registration
Statement to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities
Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in such Registration Statement or supplement to the prospectus;

		(c) promptly notify Investor1, counsel to Investor1 and any underwriter and (if requested by any such person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and prospectus or for additional information after the Registration
Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration
Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable
Securities covered thereby, the representations and warranties of Parent contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects;

		(d) use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

		(e) if requested by the managing underwriter or underwriters, if any, by Investor1 or its counsel, incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters request, or Investor1's counsel reasonably requests, to be included therein, including, without limitation, with respect to the Registrable Securities being sold by Investor1 to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment; provided, however, that Parent need not include such information if it deems it misleading or inappropriate or does not receive an indemnity with respect to such information;

		(f) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration
Statement (in the form in which it was incorporated), deliver a copy of each such document to Investor 1 and the counsel to Investor1 identified in writing;

		(g) cooperate with Investor1 and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Investor1 may request and keep available and make available to Parent's transfer agent or depositary prior to the effectiveness of such Registration Statement a supply of such certificates;

		(h) provide a CUSIP number for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement;

		(i) cooperate with Investor1 and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

		(j) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

		(k) appoint a transfer agent and registrar or depositary for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement;

		(l) in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or Investor1, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows;"

		(m) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Investor1 shall reasonably request, use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration
Statement is required to be kept effective, and do any and all other acts and things that may be necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the Registrable Securities owned by Investor1; provided, however, that Parent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (m), (ii) subject itself to general taxation in any such jurisdiction where it is not then so subject, or (iii) consent to general service of process in any such jurisdiction;

		(n) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable Investor1 to consummate the disposition of such Registrable Securities;

		(o) notify Investor1 at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, and Parent will prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

		(p) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (Investor1 may, at its option, require that any or all of the representations, warranties and covenants of Parent to or for the benefit of any underwriters also be made to and for the benefit of Investor1);

		(q) make reasonably available for inspection by Investor1, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the managing underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of Parent (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Parent's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement. Records and other information that Parent determines, in good faith, to be confidential shall be identified as confidential prior to delivery of such records or information to the Inspectors, and if Parent so notifies the Inspectors that such records and information are confidential, such records and information shall not be disclosed by the Inspectors unless (i) the disclosure of such Records in the opinion of counsel reasonably acceptable to Parent is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; Investor1 agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Parent and allow Parent, at Parent's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

		(r) if the offering is an underwritten public offering, use its best efforts to obtain a "cold comfort" letter from Parent's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Investor1 or the managing underwriter reasonably request;

		(s) use its best efforts to obtain an opinion or opinions from counsel for Parent in customary form and covering such matters of the type customarily covered by opinions as Investor1 or the managing underwriter reasonably request;

		(t) otherwise comply with all applicable rules and regulations of the Commission and any other governmental, quasi-governmental or private body to which Parent or the transactions contemplated by this Agreement is subject, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act.

	Parent may require Investor1 to furnish to Parent, and the registration rights of Investor1 hereunder shall be subject to Investor1 furnishing, such information regarding the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing.

	Investor1 agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 5(o) hereof, Investor1 will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until Investor1's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(o) hereof and, if so directed by Parent, such holder will deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in Investor1's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Parent shall give any such notice, Parent shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(o) hereof to and including the date when Investor1 shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(o) hereof.

	All underwriting discounts, selling commissions and expenses of underwriters will be borne by Investor1.

	If any Registration Statement refers to Investor1 by name or otherwise as the holder of any securities of Parent, then Investor1 shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to Investor1, to the effect that the holding by Investor1 of such securities is not to be construed as a recommendation by Investor1 of the investment quality of Parent's securities covered thereby and that such holding does not imply that Investor1 will assist in meeting any future financial requirements of Parent, or (ii) in the event that such reference to Investor1 by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to Investor1.

	6.	Registration Expenses

	Parent will pay all expenses incident to Parent's performance of or compliance with this Agreement, including, without limitation, all costs and expenses of registration hereunder, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), fees and expenses of the counsel and accountants for Parent (including the reasonable expenses of any special audit and "cold comfort" letters required by or incident to such performance), opinions of counsel and all other costs and expenses of Parent incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the prospectus included therein. In addition, Parent will reimburse Investor1 for the reasonable fees and expenses of not more than one counsel chosen by Investor1.

	7.	Indemnification and Contribution.

	(a) Indemnification by Parent. Parent agrees to indemnify and hold harmless, to the full extent permitted by law, Investor1, its officers, directors, trustees, employees, agents and investment advisers, and each person who controls Investor1 within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, Investor1, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "Investor1 Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by Investor1 or any such Investor1 Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Investor1 Damages") to which Investor1, its officers, directors, trustees, employees, agents and investment advisers, and any such Investor1 Controlling Person may become subject under the Securities Act or otherwise, insofar as such Investor1 Damages (or proceedings in respect thereof) arise out of or are caused by any untrue statement or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such Investor1 Damages arise out of or are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in any information or affidavit with respect to Investor1 so furnished in writing by Investor1 expressly for use therein (or any amendment or supplement thereto); provided, however, that Parent shall not be liable to Investor1 under this Section 7(a) to the extent that any such Investor1 Damages were caused by the fact that Investor1 sold securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus as then amended or supplemented if, and only if, (i) Parent has previously furnished copies of such amended or supplemented prospectus to Investor1 and
(ii) such Investor1 Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the prospectus so delivered which was corrected in such amended or supplemented prospectus. In connection with an underwritten offering, Parent shall agree to indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on similar terms as provided above with respect to the indemnification of Investor1; provided, however, if pursuant to an underwritten public offering of Registrable Securities, Parent and any underwriters enter into an underwriting agreement or purchase agreement relating to such offering that contains provisions relating to indemnification between Parent and such underwriters such provision shall be deemed to govern indemnification as between Parent and the underwriters.

	(b) Indemnification by Investor1. Investor1 will furnish to Parent in writing such information and affidavits with respect to Investor1 as Parent reasonably requests for use in connection with the Registration Statement or any prospectus or any amendment thereof and/or supplement thereto and agrees to indemnify and hold harmless, to the full extent permitted by law, Parent, its officers, directors, stockholders, employees, agents and investment advisors, and each person who controls Parent within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, Parent, together with the officers, directors, stockholders, employees and agents of such controlling person (called the "Parent Controlling Person") from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by Parent or any such Parent Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Parent Damages") to which Parent, its officers, directors, stockholders, employees, agents and investment advisers, and any such Parent Controlling Person may become subject under the Securities Act or otherwise, insofar as such Parent Damages (or proceedings in respect thereof) arise out of or are caused by any untrue statement or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such Parent Damages arise out of or are caused by any untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit with respect to Investor1 so furnished in writing by Investor1 expressly for use therein (or any amendment or supplement thereto); provided, however, that Investor1 shall not be obligated to Parent under this Section 7(b) to the extent that such Parent Damages were caused by the failure of Parent to promptly amend or take action to correct or supplement any such Registration Statement or prospectus on the basis of corrected or supplemental information provided in writing by Investor1 to Parent expressly for such purpose. In no event shall the liability of Investor1 hereunder be greater in amount than the dollar amount of the proceeds (net of underwriting commissions and fees) received by Investor1 upon the sale of the Registrable Securities giving rise to such indemnification obligation.

	(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, upon request of the indemnified party, permit the indemnifying party to assume the defense thereof and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the fees and disbursements of such counsel relating to such proceeding; provided, however, that failure by such person entitled to indemnification to give prompt written notice shall not prejudice such person's right of indemnification granted hereunder, except to the extent the indemnifying party is prejudiced thereby. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and the indemnifying parties or an affiliate of the indemnifying party or such indemnified party, and there may be one or more defenses available to such indemnified party that are differet from or additional to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

	(d) Contribution. If the indemnification provided for in this Section 7 from an indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (i) the relative benefits received by Parent on the one hand and Investor1 on the other hand from the offering of such Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

	Notwithstanding the provisions of this Section 7(d), Investor1 shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of Investor1 were offered to the public less underwriting discounts and commissions exceeds the amount of any damages which Investor1 has otherwise been required to pay by reason of such untrue statement or omission.

	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

	If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

	The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

	8.  Rule 144

	Parent covenants that it will file the reports required to be filed by Parent under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if Parent is not required to file such reports, it will, upon the request of Investor1, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as Investor1 may reasonably request, all to the extent required from time to time to enable Investor1 to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, and any similar rule or regulation hereafter adopted by the Commission. Upon the request of Investor1, Parent will deliver to Investor1 a written statement as to filings made by Parent with the Commission.

	9.	Rule 144A

	Parent covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or if Parent is not required to file such reports, it will, upon the request of Investor1, make available other information so long as necessary to permit sales of the Registrable Securities pursuant to Rule 144A under the Securities Act), all to the extent as may be required from time to time to enable Investor1 to sell its Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. The parties acknowledge that Registrable Securities may not currently be eligible for resale pursuant to Rule 144A.

	10.  Miscellaneous

	(a) No Inconsistent Agreements. Parent has not and will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to Investor1 in this Agreement or otherwise conflicts with the provisions hereof.

	(b) Remedies. Parent and Investor1, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its or his rights under this Agreement. Parent and Investor1 agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

	(c) Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed by Parent and Investor1.

	(d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(d)):

		(i)	if to Parent or Holdings, to:

			Corimon, S.A.C.A.
			Calle Hans Neumann
			Edificio Corimon
			Los Cortijos de Lourdes
			Apartado 3654
			Caracas 1010-A, Venezuela
			Attention:  Arthur W. Broslat
			Facsimile:  (582) 203-5757

			with a copy to:

			Sullivan & Cromwell
			444 South Flower Street
			Los Angeles, California  90071
			Attention:  Frank H. Golay, Jr.
			Facsimile:  (213) 683-0457

		(ii)	if to Investor1, to:

			Fidelity Capital & Income Fund
			c/o Fidelity Management and Research Co.
			82 Devonshire Street - F7E and F7D
			Boston, Massachusetts  02109
			Attention:  Portfolio Manager and
					  Robert M. Gervis, Esq.
			Facsimile:  (617) 476-3316 and
					  (617) 476-7774

			with a copy to:

			Goodwin Procter & Hoar
			Exchange Place
			53 State Street
			Boston, Massachusetts  02109
			Attention:  Laura Hodges Taylor
			Facsimile:  (617) 523-1231

	(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities. If any transferee of any holder of Registrable Securities shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

	(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

	(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

	(h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF. All actions and proceedings arising out of or relating to this agreement shall be brought by the parties and heard and determined only in a Federal or State court located in the State of New York and the parties hereto consent to jurisdiction before and waive any objections of venue to the New York courts. The parties hereto agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

	(i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

	(j) Entire Agreement. This Agreement is intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

	(k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

	(l) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.




	EXHIBIT C TO STOCK AND NOTE PURCHASE AGREEMENT
	REGISTRATION RIGHTS AGREEMENT


	IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


						CORIMON, S.A.C.A.


						By __________________________
						   Name:
						   Title:


						CORIMON CORPORATION


						By __________________________
						   Name:
						   Title:


	EXHIBIT C TO STOCK AND NOTE PURCHASE AGREEMENT
	REGISTRATION RIGHTS AGREEMENT


						FIDELITY CAPITAL & INCOME FUND


						By ___________________________
						   Name:
						   Title:


Investor1 is a portfolio of a Massachusetts business trust. A copy of Investor1's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Each of the parties to this Agreement acknowledges and agrees that this Agreement is not executed on behalf of or binding upon any of the trustees, officers, directors or shareholders of Investor1 individually, but is binding only upon the assets and property of Investor1. With respect to all obligations of Investor1 arising out of this Agreement, each of the parties shall look for payment or satisfaction of any claim solely to the assets and property of Investor1. Each of the parties are expressly put on notice that the rights and obligations of each series of shares of Investor1 under its Declaration of Trust are separate and distinct from those of any and all other series.